UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2006, Casey’s General Stores, Inc. (the “Company”) entered into a Note Purchase Agreement dated as of September 29, 2006 (the “Note Agreement”) with Allstate Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, ING Life Insurance and Annuity Company, Hartford Life and Accident Insurance Company, Physicians Life Insurance Company, The Northwestern Mutual Life Insurance Company, Thrivent Financial for Lutherans, Bankers Life and Casualty Company, Conseco Life Insurance Company, Conseco Senior Health Insurance Company, Conseco Health Insurance Company, Washington National Insurance Company, Allianz Life Insurance Company of North America, Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company (together, the “Purchasers”) relating to the issuance by the Company of $100,000,000 aggregate principal amount of its senior notes, consisting of (i) $50,000,000 aggregate principal amount of its 5.72% Senior Notes, Series A, due September 30, 2019 (the “Series A Notes”) and (ii) $50,000,000 aggregate principal amount of its 5.72% Senior Notes, Series B, due March 30, 2020 (the “Series B Notes” and, together with the Series A Notes, referred to herein as the “Notes”). The Company will apply the proceeds from the sale of the Notes to fund store acquisition costs and general working capital purposes.

The Series A Notes were issued on September 29, 2006, and the Series B Notes are expected to be issued on March 30, 2007. The Notes bear interest at the rate of 5.72% per annum from the date thereof, payable semi-annually on March 30 and September 30 in each year, commencing on March 30, 2007 in the case of the Series A Notes and September 30, 2007 in the case of the Series B Notes, until the principal thereof shall have become due and payable. To the extent permitted by law, any overdue payment of any overdue prepayment (due as described below), principal, interest or any Make-Whole Amount (as defined in the Note Agreement) shall bear interest, payable semi-annually as aforesaid, at a rate per annum from time to time equal to the greater of (i) 7.72% or (ii) 2.0% over the “base” or “prime” rate publicly announced by JP Morgan Chase Bank, NA from time to time in Chicago, Illinois. The Series A Notes mature on September 30, 2019, and the Series B Notes mature on March 30, 2020.

In addition to the payment of all outstanding principal of the Series A Notes at maturity, and regardless of the amount of Series A Notes which may be outstanding from time to time, the Company shall prepay $5,000,000 principal amount of the Series A

Notes on September 30, 2012, and shall prepay $7,500,000 principal amount of the Series A Notes on September 30, 2013, September 30, 2015 and on each September 30 thereafter to and including September 30, 2018, or such lesser amount as would constitute payment in full on the Series A Notes, with the remaining principal payable at maturity on September 30, 2019 (the “Series A Required Prepayments”). Each such Series A Required Prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

In addition to the payment of all outstanding principal of the Series B Notes at maturity, and regardless of the amount of Series B Notes which may be outstanding from time to time, the Company shall prepay $5,000,000 principal amount of the Series B Notes on March 30, 2013, and shall prepay $7,500,000 principal amount of the Series B Notes on March 30, 2014, March 30, 2016 and on each March 30 thereafter to and including March 30, 2019, or such lesser amount as would constitute payment in full on the Series B Notes, with the remaining principal payable at maturity on March 30, 2020 (the “Series B Required Prepayments”). Each such Series B Required Prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

Upon notice as provided in the Note Agreement, the Company may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 (the “Optional Prepayments”). Each Optional Prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, and the Make-Whole Amount (as defined in the Note Agreement) determined for the prepayment date with respect to such principal amount. Any Optional Prepayment of less than all of the Notes outstanding shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

In the Note Agreement, the Company makes certain representations and warranties to the Purchasers and, while any of the Notes are outstanding, agrees to comply with certain affirmative covenants addressing, among other matters, the maintenance of its corporate existence, compliance with laws, and the provision of certain financial information and reports to the Purchasers. The Company also agrees to be bound by certain negative covenants while the Notes are outstanding addressing, among other matters, the consolidated total debt and priority debt limitations to be maintained while the Notes are outstanding, additional liens, mergers or consolidations, and sale of assets. Upon the occurrence of an Event of Default (which, as more fully defined in the Note Agreement, would include, among other matters, nonpayment of the principal of or interest on the Notes when due or a breach of any of the foregoing covenants), the

Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount described in the Note Agreement and all accrued interest, to be immediately due and payable.

Attached hereto as Exhibit 4.8 and incorporated herein by reference is a copy of the Note Agreement between the Company and the Purchasers, and the schedules and exhibits thereto. The foregoing description of the Notes is qualified in its entirety by reference to the Note Agreement and the form of Notes described therein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: September 29, 2006	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
4.8	Note Purchase Agreement, dated as of September 29, 2006, among Casey’s General Stores, Inc. and Allstate Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, ING Life Insurance and Annuity Company, Hartford Life and Accident Insurance Company, Physicians Life Insurance Company, The Northwestern Mutual Life Insurance Company, Thrivent Financial for Lutherans, Bankers Life and Casualty Company, Conseco Life Insurance Company, Conseco Senior Health Insurance Company, Conseco Health Insurance Company, Washington National Insurance Company, Allianz Life Insurance Company of North America, Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company